Exhibit 99.1

CONTACTS:

Investors:
PondelWilkinson Inc.
Laurie Berman/Angie Yang
310-279-5980
investor@pondel.com

In China:
Falicia Cheng
+86-755-2661-1080
falicia@sinohub.com

SINOHUB REPORTS CONTINUED REVENUE GROWTH FOR 2009 THIRD QUARTER

Growth Driven by New SCM Customer Wins and Ability to Increase Supply Chain Efficiencies

SANTA CLARA and SHENZHEN, CHINA, November 16, 2009 – SinoHub, Inc. (NYSE Amex: SIHI) today reported continued revenue growth for the three months ended September 30, 2009.

Total revenues for the 2009 third quarter advanced more than 28% to $36.2 million from $28.2 million for the 2008 third quarter.  Revenues from electronic component sales, including procurement-fulfillment and spot component sales, increased more than 27% to $34.3 million for the 2009 third quarter from $26.9 million for the same period last year.  Revenues from the company's supply chain management services business rose more than 50% to $1.9 million for the 2009 third quarter from $1.3 million last year.

“SinoHub’s continued growth and new client wins validate our strategy of providing world-class electronic component supply chain management capabilities to the growing Chinese marketplace,” said Harry Cochran, chief executive officer of SinoHub.  “During the quarter, we added several large mobile phone design house customers who are utilizing our services to optimize their supply chains.  We believe their overwhelmingly positive responses are a clear testament to the significant value of SinoHub SCM, our proprietary online supply chain management software system.“

Selling, general and administrative expenses for the 2009 third quarter equaled $1.1 million, or approximately 3.0% of total revenues, versus $954,000, or approximately 3.4% of total revenues, in the prior-year period.  Total operating expenses amounted to $1.8 million for the three months ended September 30, 2009 and included $272,000 in stock compensation expense.  For the prior-year period, total operating expenses were $1.1 million and included no stock compensation expense.

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Net income for the 2009 third quarter was $3.5 million, compared with $3.9 million in the year-ago quarter.  Compared with the immediately preceding second quarter, net income increased in excess of 11%.  On a per share basis, net income totaled $0.13 per fully diluted share based on 26.3 million weighted average shares outstanding for the 2009 third quarter, versus $0.18 per fully diluted share based on 21.4 million weighted average shares outstanding in the year earlier quarter. The increase in fully diluted weighted average shares outstanding resulted primarily from a private placement of SinoHub common stock completed in September 2008.

“By making it easier and more efficient for customers to operate their supply chains, we have become a vital link in the vibrant electronics component industry in China,” said Cochran.  “Our ongoing efforts to demonstrate the importance of SinoHub’s services have allowed us to identify new opportunities to drive top and bottom line results, while building our position as one of the industry's most valued providers of comprehensive electronic component supply chain management services.”

“SinoHub’s strengthening position in the electronic component supply chain industry in China, particularly in mobile phones, has allowed us to expand our business operations into sourcing mobile phones to emerging markets such as Vietnam, Malaysia, Indonesia and India,” said Lei Xia, president of SinoHub.  “Our propriety SinoHub SCM platform provides a wealth of information that gives us a significant competitive advantage and serves as an almost insurmountable barrier to entry.  By leveraging our considerable strengths and knowledge of some of the fastest growing markets in China, we are successfully opening additional avenues for increased growth and profitability.”

Nine-Month Results
Total revenues for the nine months ended September 30, 2009 increased approximately 62% to $85.6 million from $53.0 million for the corresponding period last year.  Electronic component revenues, including procurement-fulfillment and spot component sales, grew more than 57% to $79.7 million for the 2009 year-to-date period, from $50.6 million a year ago.  Revenues from the company's supply chain management services business rose significantly to $5.9 million for the 2009 nine-month period from $2.4 million for the same period a year ago.

Selling, general and administrative expenses for the first nine months of 2009 totaled $3.3 million, or approximately 3.8% of total revenues, compared with $2.0 million, or approximately 3.8% of total revenues for the first nine months of 2008.  Total operating expenses year-to-date equaled $4.6 million and included $298,000 in stock compensation expense.  For the 2008 nine-month period, total operating expenses were $2.8 million and included $6,000 in stock compensation expense.

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Net income year-to-date increased more than 57% to $8.7 million, or $0.34 per fully diluted share based on 25.5 million weighted average shares outstanding.  This compares with net income of $5.5 million, or $0.28 per fully diluted share, based on 19.9 million weighted average shares outstanding, for the 2008 nine-month period.

SinoHub’s cash and cash equivalents balance grew to $6.7 million at September 30, 2009 from $5.9 million at December 31, 2008.  Working capital grew to $32.1 million at the end of the 2009 third quarter from $22.8 million at the end of 2008.  Stockholders' equity increased to $34.0 million at September 30, 2009 from $23.5 million at December 31, 2008.

Conference Call and Webcast

SinoHub will hold a conference call on Monday, November 16, 2009 at 7:30 a.m. Pacific (10:30 a.m. Eastern) to discuss the company’s 2009 third quarter financial results.  The investment community is invited to participate in the live conference call by dialing +1-866-761-0749 (U.S. and Canada) or +1-617-614-2707 (international), and entering pass code 60560028.  The conference call also will be available to interested parties through a live audio Internet broadcast at www.sinohub.com.  The call will be archived and available on the SinoHub Web site for one year.  A telephonic replay will be available for approximately one week following the conclusion of the call by dialing +1-888-286-8010 (U.S. and Canada) or +1-617-801-6888 (international), and entering pass code 92882177.

About SinoHub
SinoHub, Inc. provides world-class supply chain management services with transparent information access for participants in the electronic components supply chain in China.  The company was founded in 2000 by veteran entrepreneur Harry Cochran and electronic component industry veteran Lei Xia to facilitate the electronics revolution in China.  SinoHub conducts substantially all of its operations through its wholly-owned subsidiary SinoHub Electronics Shenzhen Limited in the People's Republic of China.  For more information, visit the company's Web site at www.sinohub.com.

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Cautionary Statement Regarding Forward-looking Information

Some of the statements contained in this press release that are not historical facts constitute forward-looking statements under the federal securities laws.  You can identify forward-looking statements by the use of the words "may," "will," "should," "could," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "intends," "potential," "proposed," or "continue" or the negative of those terms.  These statements involve risks known to us, significant uncertainties, and other factors, many of which we cannot predict with accuracy and some of which we might not even anticipate, which may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by those forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements.

Among the factors about which we have made assumptions are:

•	Validation of the company’s strategy of providing world-class electronic component supply chain management capabilities;
•	Positive market dynamics providing SinoHub with a strong platform for increasing revenue and profits;
•	Building a position as one of the industry's leading electronic component supply chain management services providers.

Except as required by law, the company assumes no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.  For further information on factors which could impact SinoHub and the statements contained herein, see the "Risk Factors" included in Item 1A of the company’s Annual Report on Form 10-K.  SinoHub assumes no obligation to update and supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

(Financial Tables Follow)
# # #

SINOHUB, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE INCOME (UNAUDITED)

	Three months ended September 30,		Nine months ended September 30,
	2009	2008	2009	2008
NET SALES
Supply chain management services	$1,910,000	$1,270,000	$5,943,000	$2,361,000
Electronic components	34,270,000	26,913,000	79,689,000	50,649,000
Total net sales	36,180,000	28,183,000	85,632,000	53,010,000
COST OF SALES
Supply chain management services	198,000	671,000	408,000	953,000
Electronic components	29,544,000	21,434,000	69,250,000	42,141,000
Total cost of sales	29,742,000	22,105,000	69,658,000	43,094,000

GROSS PROFIT	6,438,000	6,078,000	15,974,000	9,916,000

OPERATING EXPENSES
Selling, general and administrative	1,074,000	954,000	3,287,000	2,031,000
Professional services	253,000	18,000	614,000	511,000
Depreciation	151,000	90,000	387,000	288,000
Stock compensation expense	272,000	-	298,000	6,000
Total operating expenses	1,750,000	1,062,000	4,586,000	2,836,000

INCOME FROM OPERATIONS	4,688,000	5,016,000	11,388,000	7,080,000

OTHER INCOME (EXPENSE)
Interest expense	(20,000)	(53,000)	(83,000)	(181,000)
Interest income	4,000	21,000	15,000	40,000
Other, net	2,000	3,000	7,000	19,000
Total other expense, net	(14,000)	(29,000)	(61,000)	(122,000)

INCOME BEFORE INCOME TAXES	4,674,000	4,987,000	11,327,000	6,958,000
Income tax expense	1,134,000	1,068,000	2,616,000	1,410,000

NET INCOME	3,540,000	3,919,000	8,711,000	5,548,000

OTHER COMPREHENSIVE INCOME
Foreign currency translation gain	31,000	216,000	63,000	680,000

COMPREHENSIVE INCOME	$3,571,000	$4,135,000	$8,774,000	$6,228,000

SHARE AND PER SHARE DATA
Net income per share-basic	$0.14	$0.19	$0.35	$0.28
Weighted average number of shares-basic	24,883,000	21,021,000	24,682,000	19,503,000
Net income per share-diluted	$0.13	$0.18	$0.34	$0.28
Weighted average number of shares-diluted	26,260,000	21,389,000	25,463,000	19,871,000

SINOHUB, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS	September 30, 2009	December 31, 2008
	(Unaudited)	(Audited)
CURRENT ASSETS
Cash and cash equivalents	$6,699,000	$5,860,000
Restricted cash	2,962,000	374,000
Accounts receivable, net of allowance	33,564,000	22,282,000
Inventories, net	3,505,000	435,000
Prepaid expenses and other	565,000	370,000
Total current assets	47,295,000	29,321,000

PROPERTY AND EQUIPMENT, NET	1,918,000	703,000

TOTAL ASSETS	$49,213,000	$30,024,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$3,577,000	$764,000
Accrued expenses and other liabilities	671,000	234,000
Bank borrowings	9,068,000	2,123,000
Income and other taxes payable	1,852,000	3,391,000
Total current liabilities	15,168,000	6,512,000

STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par value, 5,000,000 shares authorized;
no shares issued	-	-
Common stock, $0.001 par value, 100,000,000 shares authorized;
25,056,671 shares and 24,501,989 shares issued and outstanding
as of September 30, 2009 and December 31, 2008, respectively	25,000	25,000
Additional paid-in capital	13,287,000	11,529,000
Retained earnings
Unappropriated	19,135,000	10,424,000
Appropriated	724,000	724,000
Accumulated other comprehensive income	874,000	810,000
Total stockholders’ equity	34,045,000	23,512,000

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$49,213,000	$30,024,000